Exhibit 23.5

Petroleum Consultants

Principal Officers:

Keith M. Braaten, P. Eng.

    President & CEO

Jodi L. Anhorn, P. Eng.

    Executive Vice President & COO

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Caralyn P. Bennett, P. Eng.

Leonard L. Herchen, P. Eng.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

Mark Jobin, P. Geol.

John E. Keith, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve reports relating to the estimated quantities of proved reserves of oil, gas and synthetic crude oil, net to Marathon Oil Corporation’s interest, which appear or are incorporated by reference in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ James H. Willmon
James H. Willmon, P. Eng.
Vice-President

Calgary, Alberta CANADA

May 10, 2012

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com